Exhibit 10.1

AMENDMENT NO. 1

TO AMENDED AND RESTATED SECONDMENT AGREEMENT

Amendment No. 1 to the Amended and Restated Secondment Agreement, dated as of March 24, 2014 (the “Amendment”), by and between Colony Financial, Inc., a Maryland corporation (“Colony Financial”) and Colony Capital LLC, a Delaware limited liability company (“Colony Capital”).

RECITALS

WHEREAS, Colony Financial and Colony Capital are parties to that certain Amended and Restated Secondment Agreement, dated as of March 26, 2012 (the “Existing Secondment Agreement” and, as amended by the Amendment, the “Secondment Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Secondment Agreement.

WHEREAS, Colony Financial and Colony Capital have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Existing Secondment Agreement.

NOW, THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, Colony Financial and Colony Capital hereby agree that the Existing Secondment Agreement is hereby amended as follows:

SECTION 1. Reimbursement of Colony Capital. Section 4(a) of the Existing Secondment Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) In consideration for Colony Capital making the Executive available to provide the Services during the Secondment Period, Colony Financial shall pay to Colony Capital, on a monthly basis promptly following the end of each month, an amount equal to the sum of (a) the Executive’s base salary for such month (or portion of such month if the Secondment Period is not in effect for the entire month) and (b) Colony Capital’s cost of providing employee benefits to the Executive pursuant to the Executive Employment Arrangements for such month (or portion of such month if the Secondment Period is not in effect for the entire month); provided, however, that, effective as of January 1, 2014, Colony Financial shall not be responsible for reimbursing Colony Capital with respect to the amount, if any, by which the Executive’s base salary for any such month exceeds $33,333.33 (or $400,000.00 annually).

SECTION 2. Representations and Warranties. The execution, delivery, and performance of this Amendment by each of Colony Financial and Colony Capital have been duly authorized by all necessary action on the part of Colony Financial and Colony Capital, respectively. Each party represents that it is in compliance in all material respects with all the terms and provisions set forth in the Existing Secondment Agreement on its part to be observed or performed.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Secondment Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Secondment Agreement, the provisions of this Amendment shall control.

SECTION 5. Headings. The headings used in this Amendment have been inserted for convenience of reference only and do not define or limit the provisions hereof.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts of this Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

COLONY CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Mark M. Hedstrom
Name:	Mark M. Hedstrom
Title:	Vice President

COLONY FINANCIAL, INC., a Maryland corporation

By:	/s/ Ronald M. Sanders
Name:	Ronald M. Sanders
Title:	Chief Legal Officer